UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2014

GAMCO INVESTORS, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-14761	13-4007862
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Corporate Center, Rye, NY		10580
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (914) 921-3700

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or By-Laws; Change in Fiscal Year

On September 23, 2014, the Board of Directors (the “Board”) of GAMCO Investors, Inc., a Delaware corporation (“GAMCO”), approved and adopted Amendment No. 1 to GAMCO’s Amended and Restated By-laws (the “Bylaw Amendment”), which Bylaw Amendment became effective immediately upon its adoption by the Board.  The Bylaw Amendment provides, to the fullest extent permitted by law, (i) for the shifting of litigation expenses to an unsuccessful plaintiff in intra-corporate litigation who does not obtain a judgment on the merits that substantially achieves, in substance and amount, the full remedy sought and (ii) that a plaintiff in intra-corporate litigation filed in a court other than a court located within the State of Delaware shall be deemed to consent to personal jurisdiction of the state and federal courts of the State of Delaware and have service of process made upon them in any such action by service upon such plaintiff’s counsel as agent.

The foregoing description of the Bylaw Amendment is not complete and is qualified in its entirety by reference to the full text of the Bylaw Amendment, which is filed herewith as Exhibit 3.3 and incorporated by reference into this Item 5.03.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Exhibits
3.3	Amendment No. 1 to Amended and Restated By-Laws of GAMCO Investors, Inc., a Delaware corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 26, 2014
GAMCO INVESTORS, INC.

	By:	/s/ Kevin Handwerker
		Name:	Kevin Handwerker
		Title:	Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Exhibits

3.3	Amendment No. 1 to Amended and Restated By-Laws of GAMCO Investors, Inc., a Delaware corporation.